                                                                     Exhibit 3.3

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 02/23/1998
                                                             981068404 - 2861558

                          CERTIFICATE OF INCORPORATION
                                       OF
                            DANKA TRANSITION COMPANY

     1.   The name of the corporation is Danka Transition Company.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One thousand (1,000) and the par value of each of such shares is One Dollar and No Cents ($1.00) amounting in the aggregate to One Thousand Dollars and No Cents ($1,000.00).

     5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the sole incorporator is:

                      L.J. Vitalo
                      Corporation Trust Center
                      1209 Orange Street
                      Wilmington, Delaware 19801

     7. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _________ day of February, 1998.


                                             By:        /s/  L.J. Vitalo
                                                --------------------------------
                                                        Sole Incorporator
                                                            L.J. Vitalo

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 03/30/1998
                                                             981121132 - 2861558

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            DANKA TRANSITION COMPANY

     DANKA TRANSITION COMPANY (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1.   The Corporation has not received any payment for any of its stock.

     2. The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution has been unanimously approved by the Corporation's Board of Directors and was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article 4 in its entirety and replacing therefor:

          4. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Billion Ten Thousand (2,000,010,000) shares, divided into two classes, as follows:

          A.   Common Stock
               ------------

          Ten Thousand (10,000) shares, no par value, shall be a class designated "common stock."

          B.   Preferred Stock
               ---------------

          Two Billion (2,000,000,000) shares, $.001 par value, shall be a class designated "preferred stock." Shares of preferred stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such preferred stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board of Directors. Each series of preferred stock

               (1)  may have such number of shares;

               (2) may have such voting powers, full or limited, or may be without voting powers;

               (3) may be subject to redemption at such time or times and at such prices;

               (4) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

               (5) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

               (6) may be made convertible into, or exchangeable for, shares of any other class or classes (except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation) or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

               (7) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

               (8) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

               (9) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

          all as shall be stated in said resolution or resolutions providing for the issue of such preferred stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of preferred stock, the number of shares comprising such series maybe increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

               Shares of any series of preferred stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of preferred stock and to any filing required by law.

               Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the preferred stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or a sum sufficient for such payment in Full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the common stock, to the exclusion of the holders of the preferred stock.

               Such common stock and preferred stock may be issued by the Corporation from time to time for such consideration as may be fixed or determined by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of March, 1998.


                                        By:        /s/  David C. Snell
                                           -------------------------------------
                                                      David C. Snell
                                                         Director


                                        By:        /s/  Daniel M. Doyle
                                           -------------------------------------
                                                     Daniel M. Doyle
                                                         Director


                                        By:        /s/  Debra A. Taylor
                                           -------------------------------------
                                                     Debra A. Taylor
                                                             Director

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      FILED 11:00 AM  03/31/1998
                                                             981122755 - 2861558

                              CERTIFICATE OF MERGER
                                       OF
                              DANKA HOLDING COMPANY
                                      INTO
                            DANKA TRANSITION COMPANY
                            ------------------------

     Pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL"), Danka Transition Company, a Delaware corporation (the "Company"), as the surviving corporation in a merger, hereby submits the following Certificate of Merger.

     FIRST:   On March 23, 1998, the Company and Danka Holding Company, a Nevada
corporation (the "Merger Corporation"), entered into an agreement and plan of merger (the "Merger Agreement") providing for the merger of the Merger Corporation with and into the Company pursuant to Section 252 of the DGCL.

     SECOND: The Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL.

     THIRD:   The name of the surviving corporation is Danka Transition Company, which shall hereinwith be changed to Danka Holding Company, a Delaware corporation, a corporation organized and existing under the laws of the State of Delaware.

     FOURTH: The Certificate of Incorporation of the Company which is the Surviving Corporation, shall be the Certificate of Incorporation of the surviving corporation following the merger.

     FIFTH:   An executed copy of the Merger Agreement is on file at the principal place of business of the Company; said principal place of business is located at 11201 Danka Circle North, St. Petersburg, Florida 33716.

     SIXTH:   Upon request and without cost, the Company will furnish a copy of the Merger Agreement to any stockholder of the Company or the Merger Corporation; such requests should be directed to the Secretary of the Company at 11201 Danka Circle North, St. Petersburg, Florida 33716.

     SEVENTH: The authorized capital stock of the Merger Corporation is 10,000 shares of common stock, without par value, and 2,000,000,000 shares of preferred stock, par value $.001.

     EIGHTH: This Certificate of Merger shall be effective at 11:00 a.m. Eastern Standard Time on March 31, 1998.


                                        DANKA TRANSITION COMPANY


                                        By:        /s/  David C. Snell
                                           -------------------------------------
                                              David C. Snell, Vice President

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 03/31/1998
                                                             981122731 - 2861558

                              CERTIFICATE OF MERGER
                                       OF
                          DANKA BUSINESS SYSTEMS, INC.
                                      INTO
                            DANKA TRANSITION COMPANY
                            ------------------------

     Pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL"), Danka Transition Company, a Delaware corporation (the "Company"), as the surviving corporation in a merger, hereby submits the following Certificate of Merger.

     FIRST:   On March 23, 1998, the Company and Danka Business Systems, Inc., a
Florida corporation (the "Merger Corporation") entered into an agreement and plan of merger (the "Merger Agreement") providing for the merger of the Merger Corporation with and into the Company pursuant to Section 252 of the DGCL.

     SECOND: The Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL.

     THIRD:   The name of the surviving corporation is Danka Transition Company, a corporation organized and existing under the laws of the State of Delaware.

     FOURTH: The Certificate of Incorporation of Danka Transition Company, a Delaware corporation, which is the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation following the merger.

     FIFTH:   An executed copy of the Merger Agreement in on file at the principal place of business of the Company; said principal place of business is located at 11201 Danka Circle North, St. Petersburg, Florida 33716.

     SIXTH:   Upon request and without cost, the Company will furnish a copy of the Merger Agreement to any stockholder of the Company or the Merger Corporation; such requests should be directed to the Secretary of the Company at 11201 Danka Circle North, St. Petersburg, Florida 33716.

     SEVENTH: The authorized capital stock of the Merger Corporation is 1,000 shares of common stock, par value $1.00.

     EIGHTH: This Certificate of Merger shall be effective at 10:00 a.m. Eastern Standard Time on March 31, 1998.


                                        DANKA TRANSITION COMPANY


                                        By:        /s/  David C. Snell
                                           -------------------------------------
                                              David C. Snell, Vice President


                                       2